SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 15, 2008

PIONEER NATURAL RESOURCES COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

5205 N. O’Connor Blvd		75039
Suite 200		(Zip code)
Irving, Texas
(Address of principal
executive offices)
Registrant’s telephone number, including area code: (972) 444-9001
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Underwriting Agreement
On January 15, 2008, Pioneer Natural Resources Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, as representative of the several underwriters identified therein (together, the “Underwriters”) and as qualified independent underwriter, relating to the sale by the Company of $440 million aggregate principal amount of 2.875% convertible senior notes due 2038 (the “Notes”), with a 13-day option granted to the Underwriters to purchase up to an additional $60 million aggregate principal amount of Notes solely to cover over-allotments, which the Underwriter exercised on January 17, 2008. The Underwriting Agreement contains customary representations, conditions, indemnities and rights to terminate the agreement.
The Company offered the Notes pursuant to the Prospectus Supplement dated January 15, 2008, to the Prospectus dated January 14, 2008 (together, the “Prospectus”), which forms a part of the Company’s shelf registration statement on Form S-3 (Registration No. 333-148655) filed with the SEC on January 14, 2008.
The Underwriting Agreement is filed as Exhibit 1.1 hereto, and the terms and conditions thereof are incorporated herein by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.
Certain of the Underwriters and their respective affiliates have performed, and may in the future perform, certain investment banking and advisory services for the Company, for which they received or will receive customary fees and expenses. Affiliates of each of the Underwriters are lenders under the Company’s $1.5 billion credit facility. The Underwriters or their affiliates may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business for which they would expect to receive customary fees and expenses.
Indenture and Supplemental Indenture
On January 22, 2008, the Company entered into an indenture (the “Indenture”) with Wells Fargo Bank, National Association (the “Trustee”). The Indenture is filed as Exhibit 4.1 hereto and the terms and conditions thereof are incorporated herein by reference.
The Company also executed a first supplemental indenture (the “First Supplemental Indenture”) with Pioneer Natural Resources USA, Inc. (“Pioneer USA”) and the Trustee under the Indenture. The First Supplemental Indenture is filed as Exhibit 4.2 hereto, and the terms and conditions thereof are incorporated herein by reference.
The form of the Notes issued pursuant to the First Supplemental Indenture is attached as an exhibit to the First Supplemental Indenture and the terms and conditions thereof are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibits
1.1 –
Underwriting Agreement, dated January 15, 2008, between the Company and Credit Suisse Securities (USA) LLC, as representative of the several underwriters identified therein and as qualified independent underwriter.

4.1 –	Indenture, dated January 22, 2008, between the Company and the Trustee.

4.2 –	First Supplemental Indenture, dated January 22, 2008, by and among the Company, Pioneer USA and the Trustee (including form of 2.875% Convertible Senior Notes due 2038).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY
/s/ Darin G.Holderness
Darin G. Holderness
Vice President and Chief Accounting Officer
Dated: January 22, 2008

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

1.1 –	Underwriting Agreement, dated January 15, 2008, between the Company and Credit Suisse Securities (USA) LLC, as representative of the several underwriters identified therein and as qualified independent underwriter.

4.1 –	Indenture, dated January 22, 2008, between the Company and the Trustee.

4.2 –	First Supplemental Indenture, dated January 22, 2008, by and among the Company, Pioneer USA and the Trustee (including form of 2.875% Convertible Senior Notes due 2038).